                                                                   EXHIBIT 10.40

                            THERMOENERGY CORPORATION

                            15% CONVERTIBLE DEBENTURE

         Thermo Energy Corporation, a corporation duly organized and existing under the laws of the State of Arkansas (the "Company"), for value received, hereby absolutely and unconditionally promises to pay to Robert S. Trump (the "Holder"), on 15th day of December, 2007, (the "Maturity Date") upon presentation and surrender of this Debenture at the office of the Company in Little Rock, Arkansas, the principal sum of Three Hundred thousand and 00/100 ($300,000.00) Dollars, together with interest thereon from the date hereof at the rate of fifteen (15%) percent per annum, and until payment of such principal sum and accrued interest has been made.

         1. AUTHORIZATION. This Debenture dated December 16, 2002, has been duly authorized by the Board of Directors of the Company and is not part of the issuance of any series of debentures.

         2. CONVERSION. The Holder of this Debenture has the right, at his option, exercisable at any time prior to the Maturity Date and on or after the Maturity Date until the entire principal amount of this Debenture plus all accrued interest thereon shall have been paid to Holder, to convert the entire principal amount hereof and accrued interest hereon into shares (the "Conversion Shares") of common shares of the Company, (the "Common Stock") at the conversion price of One and 05/100 ($1.05) Dollars per share of Common Stock (the "Conversion Price"), upon surrender of this Debenture, at the office of the Company, accompanied by written notice of conversion duly executed by the Holder.

         3. PRINCIPAL OBLIGATION. The obligation for the Company is absolute and unconditional to pay the principal of and interest on this Debenture at the place, at the time, and at the rate herein prescribed.

         4. REDEMPTION. The Debentures may not be redeemed by the Company prior to maturity.

         5. TRANSFERABILITY. Transfer of this Debenture is restricted, and the Debentures may not be transferred by the Holder except in compliance with all applicable federal and stat securities laws. This Debenture will be registered in the Holder's name on the books of the Company. No transfer hereof shall be valid unless made at such office by the Holder or the Holder's attorney or other duly authorized representative.

         6. CORPORATE OBLIGATION. No recourse hereunder, or for any claim based hereon or otherwise in respect thereof, shall be had against any promoter, subscriber to shares, incorporator, either through any trustee, receiver, of any other person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Debenture is solely a corporate obligation of the Company, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such promoter, subscriber, incorporator, shareholder, officer, or director, as such, are hereby expressly waived and released by every holder hereof by the acceptance of this Debenture and as a part of the consideration for the issuance hereof.

         7. EVENTS OF DEFAULT. Any of the following events shall constitute an event of default hereunder:

                  (a) The Company shall fail to pay any principal or interest of this Debenture when due; or

                  (b) The Company shall (i) generally not pay (or admit in writing its inability to pay) its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief, reorganization, or arrangement or any other petition in bankruptcy, or for liquidation, or to take advantage of any bankruptcy, debt relief, or insolvency law of any jurisdiction, as now constituted or hereafter in effect,
(iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee, or similar officer for it or for any substantial part of its assets, (v) liquidate or otherwise transfer substantially all of its assets, (vi) dissolve, or (vii) taken any action for the purpose of effectuating any of the foregoing; or

                  (c) A court, governmental authority, or tribunal of competent jurisdiction shall enter an order (i) appointing a custodian, receiver, trustee or similar officer for the Company or for a substantial part if its assets, or (ii) directing the dissolution, winding-up or liquidation of the undersigned, or (iii) constituting an order for relief with respect to the Company, or (iv) approving any petition with respect to the undersigned for relief, reorganization, or arrangement or to take advantage of any bankruptcy, debt relief or insolvency law of any jurisdiction, as now constituted or hereafter in effect; or if any such petition (or any petition seeking any of the foregoing orders) is filed against the Company and not dismissed within thirty
(30) days; or

                  (d) Failure by the Company promptly to lift any execution, distraint, garnishment, attachment, or similar process, of such consequence as will impair its ability to pay its obligations under this Debenture when due; or

                  (e) The Company shall breach or default under any other note, warrant, instrument or agreement of which the Company and Holder are parties.

         Upon the occurrence of an event of default, then (i) if the event is one listed in paragraphs (b)(ii), (c)(iii), or (c)(iv) above, the entire outstanding indebtedness evidenced by this Debenture shall automatically become immediately due and payable, without notice or demand, and (ii) upon any other event of default, the Holder, at his option, may declare the entire outstanding indebtedness evidenced by this Debenture immediately due and payable. If the Company is in default under the terms of this Debenture and this Debenture is placed in the hands of an attorney for collection, by suit or otherwise, the Company will pay all costs of collection, including reasonable attorneys' fees. From and after maturity of this Debenture, whether by acceleration, extension or otherwise, and from and after the occurrence of an event of default and for so long as such event shall be continuing, the principal amount of this Debenture (and any unpaid interest hereon which shall then be due and payable) shall bear interest at the lesser of
(a) 24% per annum or (b) the maximum rate allowable under applicable law. The Company hereby waives presentment, demand, notice of dishonor and protest, and agrees that the Holder may, without releasing liability of the Company, grant extensions or renewals hereof from time to time, successively or otherwise and for any term or terms without prejudice to his rights hereunder.

         8. ISSUANCE OF SHARES. For purposes of this Agreement and notwithstanding anything to the contrary contained herein, "Common Stock" of the Corporation shall mean and include any and all shares of common stock of the Company, whether now or hereafter authorized or issued, shares issued by way of dividend or upon an increase, reduction, substitution or reclassification of comment stock, and upon any merger, consolidation or reorganization of the Company.

         9.       ADDITIONAL PROVISIONS CONCERNING CONVERSION OF THIS DEBENTURE.

                  (a) Upon the conversion of this Debenture, the Company shall issue and deliver to the Holder a certificate or certificates for the number of full shares of Conversion Shares to which the Holder is entitled, registered in the name or names specified by the Holder, and cash with respect to any remaining fractional interest in a share.

                  (b) All of the Conversion Shares issued upon the conversion of this Debenture shall be duly and validly issued, fully paid and nonassessable and the Company shall pay all documentary, stamp or other taxes and governmental charges in connection with the issuance or delivery of any Conversion Shares upon conversion of this Debenture. In addition, upon issuance, the Conversion Shares shall be free and clear of any and all liens, encumbrances, adverse interests, claims, charges, levies, restrictions, agreements and taxes of any nature whatsoever except only for applicable restrictions under state and federal securities laws with regard to the transfer of the Conversion Shares.

                  (c) Each person in whose name any certificate or certificates for shares of Conversion Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Debenture was converted, irrespective of the date of delivery of the certificate or certificates, except that if the date of conversion is a date when the stock transfer books of the Company are closed, a personal shall be deemed to have become the holder of the Conversion Shares at the close of business on the immediately preceding date on which the stock transfer books are open.

         10.      ADJUSTMENTS IN CONVERSION PRICE AND CONVERSION SHARES.

                  (a) Adjustment in Conversion Price. If at anytime from and after the date hereof, the Company shall issue shares of common Stock at a price per share ("Issuance Price") which is less than the Conversion Price, or if at any time from and after the date hereof, the Company shall issue warrants, options, convertible notes or debentures, or any other convertible security, having an exercise or conversion price or rate which is less than the Conversion Price, then, in any such event, the Conversion Price shall be reduced to an amount equal to the lowest Issuance Price at which any Common Stock shall hereafter be issued or to the lowest such exercise or conversion price for any such convertible security, as the case may be. In addition, if at any time from and after the date hereof, the Company shall issue shares of Common Stock at an Issuance Price less than the then current market value per share at the time of such issuance ("Market Value"), then the Conversion Price shall be reduced (but not below $.001 per share) by an amount equal to the difference between the Market Value and the Issuance Price.

                  (b) Change in Class of Shares. If, at any time or from time to time, the Company, by stock dividend, stock split, subdivision, reverse split, consolidation, reorganization, reclassification of shares, or otherwise, changes as a whole its outstanding Common Stock into a different class of shares, the class of shares into which the Common Stock has been changed shall replace the Common Stock for the purposes of the Debenture so that the Holder shall be entitled to receive, and shall receive upon the conversion of this Debenture, shares of the class of stock into which the Common Stock has been changed.

                  (c) Stock Dividends and Split-ups. If at any time or from time to time, the number of outstanding shares of Common Stock of the Company is increased by a stock dividend payable in shares of Common Stock or by a stock split or subdivision of Common Stock, or otherwise, then, on the day following the date fixed for the determination of holders of Common Stock entitled to receive the stock dividend or split-up, the number of Conversion Shares issuable on the conversion of each Debenture shall be increased in proportion to the increase in outstanding shares of Common Stock and the then applicable Conversion Price shall be correspondingly decreased.

                  (d) Aggregation of Shares. If at any time or from time to time, the number of outstanding shares of Common Stock of the Company is decreased by a reverse split, consolidation or reclassification of shares of Common Stock, or otherwise, then, after the effective date of the reverse split, consolidation or reclassification, the number of Conversion Shares issuable on conversion of each Debenture shall be decreased in proportion to the decrease in outstanding shares of Common Stock and the then applicable Conversion Price shall be correspondingly increased.

                  (e) Special Stock Dividends. If at any time or form time to time, shares of any class of stock of the Company (other than Common Stock) are issued by way of a stock dividend on outstanding Common Stock, then, commencing with the day following the date fixed for the determination of holders of Common Stock entitled to receive the stock dividend, in addition to any shares of Common Stock receivable upon conversion of the Debentures, the Holder shall upon conversion of the Debentures be entitled to receive, as nearly as practicable, the same number of shares of dividend stock, plus any shares issued upon any subsequent change, replacement, subdivision, or combination of the stock dividend, to which the Holder would have been entitled if the Debenture would have been converted immediately prior o the stock dividend. No adjustment in the Conversion Price shall be made by virtue of the happening of any event specified in this Subsection 10(e).

                  (f) Merger, Consolidation and Sale. If, at any time, a consolidation or merger of the Company with or into another company (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares issuable upon conversion of the Debentures), or sale or transfer of all or substantially all of its assets to another corporation, is effective, then, as a condition of the consolidation, merger or sale, the Holder shall have the right to convert the Debentures for the kind and amount of shares and other securities and property receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock which might have been purchased upon conversion of the Debentures immediately prior to he consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock which might have been purchased upon conversion of the Debentures immediately prior to the consolidation, merger, sale or transfer and provision shall be made whereby the Holder after the transaction shall have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Debenture, the same number of shares purchasable immediately prior to the transaction upon the exercise of the rights represented by this Debenture. The Company shall not effect any consolidation, merger, transfer or sale unless, prior to the consummation of the transaction, the successor corporation (if other than the Company) resulting from the consolidation or merger, or the corporation purchasing the assets of the Company, assumes by written instrument executed and delivered to the Holder the obligation to deliver to the Holder the shares of stock in accordance with the preceding sentence.

                  (g) Pre-emptive or Other Rights. If at any time prior to the conversion of this Debenture, the Company offers any shares of its Common Stock to the holders of its Common Stock as a class for subscription in accordance with the preemptive or other rights of those stockholders, the Holder shall be entitled to subscribe for the same number of shares of Common Stock as the Holder would have been entitled to receive, upon converting this Debenture and becoming a stockholder of the Company, immediately prior to the record or effective date with respect to the preemptive or other rights.

                  (h) Distribution of Assets. If at any time after the date of this Debenture, the Company makes any distribution of its assets upon or with respect to its shares of Common Stock as a liquidating or partial liquidating dividend (other than upon a liquidation, dissolution or winding up of the Corporation as provided for in Subsection 11(a) below, or other than as a cash dividend payable out of earnings or any surplus legally available for dividends), the Holder shall upon conversion of the Debenture after the record date of distribution or in the absence of a record date, after the date of distribution, receive, in addition to the shares subject to conversion, the amount of the assets or a sum equal to the value of the assets at the time of the distribution, which would have been distributed to the Holder if this Debenture had been converted immediately prior to the record date for the distribution or, in the absence of a record date, immediately prior to the date of the distribution.

                  (i) Other Change. If the Company takes any action with respect to its shares of Common Stock, other than as set forth in this Debenture, which would adversely affect the rights of the Holder, then the Conversion Shares shall be changed in a manner which is equitable under the circumstances. Unless the context otherwise indicates, all references to shares of Common Stock in this Debenture shall, in the event of a change under this
Section 10, be
deemed to refer to any other securities or property included in the Common Stock pursuant to the change.

                  (j) Notice of Adjustment. Upon any adjustment of the Conversion Price or number of Conversion Shares issuable on conversion of this Debenture pursuant to the provisions of this Section 10, then and in each case, the Company shall give prompt written notice of adjustment to the Holder by certified mail, return receipt requested at the address(es) registered with the Company. The notice shall set forth in reasonable detail the facts requiring the change, the Conversion Price resulting from the adjustment and the increase or decrease if any, in the number of Conversion Shares as so changed, setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. Without limiting the foregoing notice requirement, in case at any time:

                           (i)      the Company pays any dividends payable in
stock upon its Common Stock or makes any distributions (other than regular cash dividends) to the holders of its Common Stock;

                           (ii)     the Company offers for subscription pro rata
to the holders of its common Stock any additional shares of stock of any class or any other rights; or

                           (iii)    there is a capital reorganization, a
reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all of its assets to another corporation; then, in any or more of these cases, the Company shall give written notice to the Holder in the manner set forth above of the date on which(i) the books of the Company close or a record is taken for the dividend, distribution or subscription rights, or (ii) the reorganization, reclassification, consolidation, merger or sale takes place. The notice also shall specify the date as of which the holders of the Common Stock of record shall participate in dividend distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger or sale. The notice shall be given at least 30 days prior to the transaction in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed with respect to the transaction.

         11.      PROVISIONS FOR PROTECTION OF DEBENTURE HOLDERS.

                  (a) In the event of the liquidation, dissolution or winding up of the Company, a notice shall be filed by the Company with the Holder at least 60 days before the record date (which shall be specified in the notice) for determining holders of the shares of Common Stock entitled to receive any distribution upon the liquidation, dissolution or winding up. The notice must contain: (i) the date on which the transaction is to take place;
(ii) the record date (which must be at least 60 days after the giving of the notice) as of which holders of Common Stock entitled to receive distributions upon the liquidation, dissolution or winding up shall be determined; (iii) a brief description of the transaction; (iv) a brief description of the distributions, if any, to be made to holders of the Common Stock as a result of the transaction; and (v) an estimate of the fair market value of the distributions. The notice shall also specify the date on which the right to convert this Debenture shall expire. A copy of the notice shall be mailed to

Holder at the address(es) registered with the Company not more than 30 and not less than 20 days before the record date.

                  (b) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock the number of shares that are from time to time sufficient to permit the conversion of all outstanding Debentures and the issuance of the Conversion Shares. If at any time the number of authorized by unissued shares of Common Stock is not sufficient for these purposes, the Corporation shall take all action that maybe necessary to increase its authorized but unissued shares to the number of shares sufficient for these purposes. In accordance with the provisions of a separate agreement dated even date herewith between the Company and the Holder, the Conversion Shares issuable upon the conversion of this Debenture will be registered with the Securities and Exchange commission under the Securities Act of 1933, as amended, so as to permit the public offering and sale of the Conversion Shares in compliance with that Act. The Corporation shall take all action necessary to keep the registration current and effective to permit a public offering and sale of the Shares by their holders until all such securities are sold.

                  (c) If any of the Debentures becomes lost, stolen, mutilated or destroyed, the Company shall issue a new Debenture of like denomination, tenor and date as the Debenture lost, stolen, mutilated or destroyed. Any new Debenture shall constitute any original contractual obligation of the company, regardless of whether the allegedly lost, stolen, mutilated or destroyed Debenture is at any time enforceable by anyone.

                  (d) All rights of action are vested in the Holder. Any Holder may, in the Holder's own behalf and for the Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, the right to convert this Debenture for Common Stock, and for any other purpose in connection with the Debenture.

         12. REPRESENTATIONS OF THE COMPANY. As a material inducement to the Holder, the Corporation represents, warrants and covenants to and with the Holder as follows:

                  (a) All shares of common Stock that may be issued upon the conversion of the Debentures shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all liens, encumbrances, adverse interests, claims, charges, levies, restrictions, agreements and taxes of any nature whatsoever with respect to the purchase and issuance of the Conversion Shares except only for applicable restrictions under state and federal securities laws with regard to the transferability thereof. The company has done and performed all acts and things necessary to make the Debentures the valid, binding and legal obligations of the Company and the Debentures are the valid, binding and legal obligations of the Company.

                  (b) The Company is a corporation duly organized and validly existing under the laws of the State of Arkansas, has all requisite corporate power and authority to own, operate and carry on its business and to enter into the Debentures and to perform all of its obligations hereunder and is duly qualified and in good standing in the State of Arkansas.

                  (c) The Company has obtained all necessary authorizations and approvals from its Board of Directors required for the execution and delivery of the Debentures and all collateral documents arising out of or relating to this transaction. This Debenture has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as may be limited by applicable bankruptcy and insolvency laws).

                  (d) Neither the execution and delivery of this Debenture nor any of the other instruments or documents contemplated hereby, nor the issuance of the Conversion Shares, nor the incurrence of the obligations herein set forth (i) will result in a violation of, or constitute a default under, the certificate of incorporation or bylaws of the Company, or any material obligations, agreements, covenants or conditions contained in any bond, debenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound, or (ii) is in violation of any order, rule, regulation, writ, injunction, or decree of any domestic government, governmental instrumentality or court.

                  (e) The Company has complied with and shall comply with all applicable federal, state and local laws, ordinances, rules, regulations, orders and standards applicable to the issuance of the Debentures. The transactions underlying or giving rise to the Debentures and the issuance of the conversion Shares upon the conversion thereof shall not violate any federal, state or local law, rule or regulation.

         13. USURY. If any payment required hereunder shall be determined to be a payment of interest in excess of the maximum legal rate of interest allowable under any applicable usury laws, such excess payment shall, at the sole option of Holder, (i) be reduced by an amount necessary to reduce the same to the permitted amount, or (ii) be credited by Holder against the outstanding principal balance, it being the intention of the parties hereto that only a permissible rate of interest shall be charged to and payable by the Company.

         14. NO WAIVER. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. A waiver or any one occasion shall not be construed as a bar to, or waiver of, any such right on any future occasions.

         15. GOVERNING LAW. This Debenture may not be modified orally and shall be governed by and construed in accordance with the laws of the State of Arkansas, without reference to principles of conflict of laws.

         16. SUCCESSORS AND ASSIGNS. The provisions of this Debenture are binding upon the successors, assigns and legal representatives of the Company, and shall inure to the benefit of the Holder, his heirs, successors, assigns and legal representatives.

         17. UNENFORCEABLE PROVISIONS. If any one or more of the provisions contained in this Debenture shall for any reason be held invalid, illegal or unenforceable for any reason the same shall not affect any other provision of this Debenture, which shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         18. GENDER. The use of any gender, pronoun, adjective or word herein shall be deemed to include all other genders, and the use of any singular term herein shall be deemed to include the plural, and vice versa.

         IN WITNESS WHEREOF, ThermoEnergy Corporation has caused this Debenture to be duly executed in its name by the signature of its President and attested by the signature of its Secretary.



        DATED: December 16, 2002.



                                       THERMO ENERGY CORPORATION



                                       By: /s/ P.L. Montesi
                                          --------------------------------------
                                       Title: P.L. Montesi, President
                                             -----------------------------------



                                       ATTEST:


                                       /s/ Dennis C. Cossey
                                       -----------------------------------------
                                       Dennis C. Cossey, Secretary

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR TE ARKANSAS SECURITIES ACT, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE ARKANSAS SECURITIES ACT, AS AMENDED, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS.